EXHIBIT 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
January 31, 2008	904-398-9400
LANDSTAR SYSTEM REPORTS INCREASED FOURTH QUARTER REVENUE
AND EARNINGS PER DILUTED SHARE
Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported consolidated revenue for the fourth quarter of 2007 of $643 million compared to $611 million for the 2006 fourth quarter. Net income for the thirteen-week period ended December 29, 2007 was $29.0 million, or $0.54 per diluted share, compared to net income of $28.7 million, or $0.50 per diluted share, for the thirteen-week period ended December 30, 2006. Net income included $317 thousand in the 2007 fourth quarter compared to $1.5 million, or $0.03 per diluted share, in the 2006 fourth quarter, from revenue of $2.3 million and $14.7 million in the 2007 and 2006 fourth quarters, respectively, for services provided under the contract between Landstar Express America, Inc. and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). Operating income in the 2007 fourth quarter included $515 thousand of income related to revenue under the FAA contract compared to $2.4 million in the 2006 fourth quarter.
Landstar’s carrier group of companies generated $454 million and $440 million of revenue in the 2007 and 2006 thirteen-week periods, respectively. In the 2007 and 2006 thirteen-week periods, the carrier group invoiced customers $52.1 million and $38.4 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $180 million of revenue in the 2007 thirteen-week period, which included $2.3 million related to transportation services provided under the FAA contract, compared with $162 million of revenue, which included $14.7 million related to

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transportation services provided under the FAA contract, in the 2006 thirteen-week period.
Net income for the fiscal year ended December 29, 2007 was $109.7 million, or $1.99 per diluted share, compared to net income of $113.1 million, or $1.93 per diluted share, in the fiscal year ended 2006. Net income included $1.3 million, or $0.02 per diluted share, in the fiscal year ended 2007 compared to $8.9 million, or $0.15 per diluted share, in the fiscal year ended 2006, from revenue of $8.5 million and $100.7 million in the 2007 and 2006 fiscal years ended, respectively, for services provided under the FAA contract. Operating income in the fiscal year ended 2007 included $2.2 million of income related to revenue under the FAA contract compared to $14.6 million in the fiscal year ended 2006. Overall, consolidated revenue, including revenue under the FAA contract, for the fiscal year ended 2007 was $2.487 billion compared to $2.514 billion for the fiscal year ended 2006. Excluding revenue under the FAA contract from both periods, fiscal year 2007 revenue increased approximately 3 percent over revenue in the 2006 fiscal year.
Landstar’s carrier group of companies generated $1.808 billion of revenue in the fiscal year ended December 29, 2007, compared with $1.797 billion in the fiscal year ended December 30, 2006. In the fiscal years ended 2007 and 2006, the carrier group invoiced customers $173.6 million and $167.8 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $642 million of revenue, which included $8.5 million related to transportation services under the FAA contract, in the fiscal year ended 2007 compared with $683 million of revenue, which included $100.7 million related to the transportation services provided under the FAA contract, in the fiscal year ended 2006.
Landstar System, Inc. announced that its Board of Directors has declared a quarterly dividend of $0.0375 per share. The dividend is payable on February 29, 2008 to stockholders of record at the close of business on February 8, 2008. It is the intention of the Board of Directors to continue to pay a quarterly dividend.

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Commenting on Landstar’s 2007 fourth quarter performance, Landstar’s President and CEO Henry Gerkens said, “Excluding the revenue for services provided under the FAA contract, Landstar’s revenue increased 7.4 percent quarter over quarter. Revenue at the carrier group increased 3 percent, while revenue at Landstar’s global logistics group, excluding FAA revenue from both the 2007 and 2006 fourth quarters, increased an outstanding 20 percent. Additionally, excluding the net income effect of revenue generated under the FAA contract from each of the 2007 and 2006 fourth quarters, Landstar’s diluted earnings per share increased over 12 percent quarter over quarter. Overall, although van pricing remained challenging, market share gains resulted in stronger volumes across both of the company’s operating segments. In short, Landstar had a very good quarter in a difficult freight market.”
“Landstar continues to generate outstanding returns. Trailing twelve month return on average shareholders’ equity remained high at 51 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 33 percent. During the 2007 fourth quarter, Landstar purchased 1,266,000 shares of its common stock at a total cost of $50,441,000 bringing the total number of common shares purchased during the fiscal year ended December 29, 2007 to 4,093,000 at a total cost of $176,590,000. The Company may purchase an additional 734,400 shares of its common stock under its authorized share purchase program.”
Gerkens continued, “January of any given year is typically the slowest month of the year. Nevertheless, through the first part of January 2008, we continued to see volume growth in our core business at a rate consistent with the quarter-over-quarter growth rate experienced in the 2007 fourth quarter. There continues to be pressure on van pricing, however, it appears to be stabilizing. I also anticipate volumes to continue to strengthen.”
“Assuming pricing indeed has stabilized and volumes continue to strengthen, I anticipate revenue for the first quarter of 2008 as compared to the first quarter of 2007 to grow in the mid-to-high single digits, while revenue growth for the full 2008 fiscal year compared to the full fiscal year 2007 to grow in the high single to low double digits. I anticipate Landstar’s earnings for the 2008 first quarter to be within a range of $0.41 to

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$0.46 per diluted share and I anticipate diluted earnings per share for the 2008 full fiscal year to be within a range of $2.00 to $2.25 per share.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2007 Earnings Release Conference Call.”
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2006 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group

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delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group provides third party logistics services, including international and domestic multimodal (over-the-road, air, ocean and rail) transportation, contract logistics and warehousing services. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Fiscal Year Ended		Thirteen Weeks Ended
	Dec 29,	Dec 30,	Dec 29,	Dec 30,
	2007	2006	2007	2006
Revenue	$2,487,277	$2,513,756	$642,865	$611,279
Investment income	5,347	4,250	1,244	1,661

Costs and expenses:
Purchased transportation	1,884,207	1,890,755	489,426	460,344
Commissions to agents	200,630	199,775	52,056	50,081
Other operating costs	28,997	45,700	7,789	8,575
Insurance and claims	49,832	39,522	10,954	9,292
Selling, general and administrative	125,177	134,239	30,175	31,430
Depreciation and amortization	19,088	16,796	5,043	4,566

Total costs and expenses	2,307,931	2,326,787	595,443	564,288

Operating income	184,693	191,219	48,666	48,652
Interest and debt expense	6,685	6,821	2,221	1,871

Income before income taxes	178,008	184,398	46,445	46,781
Income taxes	68,355	71,313	17,414	18,091

Net income	$109,653	$113,085	$29,031	$28,690

Earnings per common share	$2.01	$1.95	$0.55	$0.51

Diluted earnings per share	$1.99	$1.93	$0.54	$0.50

Average number of shares outstanding:
Earnings per common share	54,681,000	57,854,000	53,062,000	56,728,000

Diluted earnings per share	55,156,000	58,654,000	53,422,000	57,328,000

Dividends paid per common share	$0.1350	$0.1100	$0.0375	$0.0300

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Fiscal Year Ended		Thirteen Weeks Ended
	Dec 29,	Dec 30,	Dec 29,	Dec 30,
	2007	2006	2007	2006
External Revenue

Carrier segment	$1,808,391	$1,796,616	$453,536	$439,836
Global Logistics segment	642,020	682,542	180,124	162,462
Insurance segment	36,866	34,598	9,205	8,981

External revenue	$2,487,277	$2,513,756	$642,865	$611,279

Operating Income

Carrier segment	$180,247	$181,550	$44,705	$44,152
Global Logistics segment	21,397	31,433	8,523	6,080
Insurance segment	34,055	35,673	8,469	11,617
Other	(51,006)	(57,437)	(13,031)	(13,197)

Operating income	$184,693	$191,219	$48,666	$48,652

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Dec 29,	Dec 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$60,750	$91,491
Short-term investments	22,921	21,548
Trade accounts receivable, less allowance of $4,469 and $4,834	310,258	318,983
Other receivables, including advances to independent contractors, less allowance of $4,792 and $4,512	11,170	14,198
Deferred income taxes and other current assets	28,554	25,142

Total current assets	433,653	471,362

Operating property, less accumulated depreciation and amortization of $88,284 and $77,938	132,369	110,957
Goodwill	31,134	31,134
Other assets	31,845	33,198

Total assets	$629,001	$646,651

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$25,769	$25,435
Accounts payable	117,122	122,313
Current maturities of long-term debt	23,155	18,730
Insurance claims	28,163	25,238
Other current liabilities	55,366	58,478

Total current liabilities	249,575	250,194

Long-term debt, excluding current maturities	141,598	110,591
Insurance claims	37,631	36,232
Deferred income taxes	19,411	19,360

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 65,630,383 and 64,993,143 shares	656	650
Additional paid-in capital	132,788	108,020
Retained earnings	601,537	499,273
Cost of 13,121,109 and 9,028,009 shares of common stock in treasury	(554,252)	(377,662)
Accumulated other comprehensive gain/(loss)	57	(7)

Total shareholders’ equity	180,786	230,274

Total liabilities and shareholders’ equity	$629,001	$646,651

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Fiscal Year Ended		Thirteen Weeks Ended
	Dec 29,	Dec 30,	Dec 29,	Dec 30,
	2007	2006	2007	2006
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$1,288,070	$1,270,649	$317,638	$306,389
Other third party truck capacity providers	520,321	525,967	135,898	133,447

	$1,808,391	$1,796,616	$453,536	$439,836

Revenue per revenue mile	$2.04	$2.02	$2.08	$2.02

Revenue per load	$1,612	$1,621	$1,623	$1,647

Average length of haul (miles)	791	803	780	814

Number of loads	1,121,900	1,108,300	279,400	267,100

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$103,155	$103,588	$26,980	$25,280
Other third party truck capacity providers	361,257	396,141	99,913	93,395
Rail, Air, Ocean and Bus Carriers (3)	177,608	182,813	53,231	43,787

	$642,020	$682,542	$180,124	$162,462

Revenue per load (4) (5)	$1,572	$1,528	$1,744	$1,584

Number of loads (4) (5)	402,900	380,700	101,900	93,300

	As of	As of
	Dec 29,	Dec 30,
	2007	2006
Capacity
Business Capacity Owners (1) (6)	8,403	8,516

Other third party truck capacity providers:
Approved and active (7)	16,053	15,247
Approved	9,362	8,574

	25,415	23,821

Total available truck capacity providers	33,818	32,337

Agent Locations	1,397	1,345

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2007 and 2006 fiscal year periods was $481,000 and $25,067,000, respectively, of revenue attributable to buses provided under the FAA contract. Included in the 2006 thirteen-week period was $2,035,000 of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from transportation services provided under the FAA contract and warehousing.

(5)	The number of loads in the fiscal year period ended 2006 were restated. This change had no impact on reported revenue in either period.

(6)	Trucks provided by business capacity owners were 8,993 and 9,205 at December 29, 2007 and December 30, 2006, respectively.

(7)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.